                                                                   EXHIBIT 10.19

                                   AGREEMENT

                                    Between

                                 HAUSER, INC.
                              hereinafter called

                                    HAUSER

                                      and

                        SMITHKLINE BEECHAM CORPORATION
                              hereinafter called

                                    CLIENT

Hauser agrees to provide Client with services for the design and development of a Point of Care Diagnostic Analyzer substantially in accordance with Hauser's proposal dated September 15, 1995 (the "Proposal"), which is incorporated herein, subject to the following terms and conditions (the "Project"):

                                    1. TERM

Hauser will begin work on the Project within thirty (30) days of receipt of this Agreement executed by Client and will continue for a period of seven (7) months, from Phase 0 through Phase 4, subject to the terms and conditions of this Agreement.

                                  2. PAYMENT

Hauser estimates that the price to the Client for performance of the Project will be One Hundred Sixty-Seven Thousand Five Hundred Dollars ($167,500.00) as set forth in the Fee Schedule. To initiate the Project, Client shall advance Eight Thousand Dollars ($8,000) which amount shall be deducted from the final invoice and Client shall provide Hauser with a purchase order and executed Authorization to Proceed. Prior to each Phase, Client shall provide Hauser with a purchase order or, to the extent same is not feasible, an Authorization to Proceed executed by an authorized officer of Client. Hauser shall present invoices at the earlier of the end of each month or the end of each Phase which shall be payable fifteen (15) days from the invoice date. If Client shall not have paid any invoice twenty-two (22) days from the invoice date, Hauser may discontinue the Project until such invoice is paid in full and Hauser's commitment to delivery dates shall be adjusted accordingly. In the event Client fails to make payment with the applicable twenty-two (22) day period with respect to at least two invoices, Hauser may re-evaluate the noted payment terms. Client shall not be required to reimburse, and Hauser shall not be required to incur, any charges for performance in excess of the above price, unless mutually agreed upon in writing. If Client or Hauser requests activities that constitute a change of scope from the Proposal or if additional information is discovered which increases the complexity of the Project, Hauser shall provide a work change order ("WCO") which must be approved by Client. Pending approval of the WCO, Hauser shall not implement a change of scope. Upon termination of the Project, and after all costs are available, any balance of payments by Client in excess of actual costs and fees incurred shall be credited or refunded to Client, unless said refund shall be less than One Hundred Dollars ($100.00). Certain designated expenses are not included in the above estimated price and, when authorized by Client, will be invoiced seperately when incurred as follows: (i) travel time at a 50% rate, (ii) travel expenses at cost, (iii) marketing expenses at cost, and (iv) materials and outside services at cost plus 15%.

                                 3. OWNERSHIP

The parties agree that all Work (which shall include for purposes of this Section all ideas, processes, methodologies, software, algorithms, formulae, notes, outlines, paragraphs, inventions, improvements and other information and work product developed or generated by or on behalf of Hauser during the course of its performance of the Project pursuant to this Agreement) shall be considered "works made for hire" within the meaning of the Copyright Act of 1976, 17 U.S.C.(SS)101, and that Client is and shall be the sole author of the Work, and the sole owner of all rights therein, including but not limited to all rights of copyright. In the event any of the Work is deemed not to be a "work made for hire," then Hauser hereby transfers to Client, without further consideration, all right, title, and interest to such Work, including any and all patents, copyrights, trade secrets and other proprietary rights related thereto. Hauser agrees to promptly execute and deliver, or cause to be promptly executed and delivered, all documents and instruments requested by Client to evidence the foregoing assignment. Hauser hereby irrevocably appoints Client as Hauser's attorney-in-fact for the purpose of executing such documents and instruments in Hauser's name. Hauser represents and warrants that it has the right to grant to Client sole right, title and interest in and to the Work, and that ownership or use of the Work by Client will not constitute an infringement of any third-party patent, copyright, trade secret or other proprietary right.

                                 4. INVENTIONS

If Hauser employees conceive and first actually reduce to practice an invention within the scope of the Project while working on the Project, Hauser will promptly notify Client of the invention and shall be deemed to have assigned to Client any and all of its rights to such invention. Upon request, within sixty
(60) days of the notification, Hauser will also assist Client in preparing and prosecuting an application for Letters Patent. The costs of providing such assistance are not included in the Project estimate stated in Section 2 above, and Client agrees to pay such costs in addition to any other amounts payable under this Agreement.

                             5.   CONFIDENTIALITY

Hauser acknowledges that it may be exposed or have access to trade secrets and other confidential business information of Client or other entities with which Client has business relationships. Such information, referred to hereinafter as "Confidential Data," shall include all information concerning the business or affairs or Client that is not known by or generally available to third parties, including, without limitation, existing systems and programs and those in development, customer lists, customer needs and requirements, employee lists, salaries and benefits, and all data received in confidence by Client from third parties. Hauser agrees that during its business dealings with Client and thereafter (i) it will hold all Confidential Data in the strictest confidence and will not copy or disclose any portion thereof to any person or entity, except its employees who have a need to know, without the prior written consent of Client; (ii) it will comply, and cause each of its employees to comply, with Client's policies on data and information security; (iii) it will not make any use whatsoever of any Confidential Data except to perform services in connection with the Work pursuant to this Agreement; and (iv) upon termination of its business dealings with Client or at any time upon Client's request, it will immediately return to Client all Confidential Data in its possession or in the possession of its employees.

                   6.   REPORTS AND USE OF RESULTS BY CLIENT

Hauser agrees to render to Client written reports of its findings and progress made during the term of the Agreement, at intervals agreed upon by the parties. Client may use the results of the Projects as Client sees fit.

Hauser will provide a high standard of professional service. Hauser warrants that services provided hereunder shall be performed in a competent and workmanlike manner and that each item of Work furnished to Client pursuant to this Agreement shall conform with its description and specifications as set forth in the Proposal.

                         7.   INDEPENDENT CONTRACTORS

Client and Hauser are independent contractors, are not related and shall not be construed as co-employers, joint venturers, partners or otherwise. Hauser shall be responsible for payment of all wages and/or salaries and benefits due to its employees. Notwithstanding the above, Client will, if appropriate, deduct applicable taxes from Hauser's compensation for services performed under this Agreement. Upon Client's request, Hauser will provide Client with certificates of insurance evidencing that its employees are covered by; (i) general liability insurance with a minimum limit of $1 million combined single limit bodily injury and property damage; and (ii) workmen's compensation insurance in the state in which each Hauser employee is employed.

                                 8. INDEMNITY

Client agrees to indemnify and hold Hauser harmless from any and all claims or suits, and all costs and expenses in connection therewith, for or arising out of Hauser's performance under this Agreement, other than for injury or damage occurring (i) as a result of a breach of this Agreement by Hauser, or (iii) as a result of the negligence or improper act or omission of Hauser or any employee or agent thereof. Notwithstanding the foregoing, Client's indemnity of Hauser is contingent upon Hauser promptly notifying Client of any claim and/or suit whereby Client may conduct and control the defense thereof with the cooperation of Hauser and may defend or settle such suit or claim in its discretion.

                              9. FORCE MAJEURE

Neither Client nor Hauser shall be liable in any way for failure to perform any provision of this Agreement (except the payment of monetary obligations) if such failure is caused by any law, rule or regulation, or any cause beyond the control of the party in default.

                             10. EARLY TERMINATION

Either party shall have the right to terminate this contract upon thirty (30) days' written notice. In the event of early termination, Hauser agrees to: (i) provide Client with all reports, materials, or other deliverable items available as of the date of termination, and (ii) refund the applicable pro rata portion of the estimated payment as set forth in Section 2. In any event, Client agrees to pay all appropriate and reasonable costs incurred or committed by Hauser including costs of termination, within thirty (30) days of receipt of a final invoice, which invoice is subject to review and approval by Client.

                                  11. GENERAL

This Agreement and the Proposal incorporated herein represent the entire Agreement of the parties, and may be modified or amended only by mutual agreement in writing. This Agreement shall not be assigned by either party without the prior written consent of the other party, except that Client may assign this Agreement to an affiliate without the prior written consent of Hauser. This Agreement shall be governed by and is to be construed in accordance with the laws of and enforced within the jurisdiction of Pennsylvania.

SMITHKLINE BEECHAM                      HAUSER,INC.
CORPORATION

By /s/ W. Vickery Stoughton             By /s/ Ronald Pierce
   ---------------------------             ---------------------------

Title  President                        Title  Vice President
      ------------------------                    --------------------

Date   2/28/96                          Date   12/7/95
      --------------------                    --------------------

                             CONSENT TO ASSIGNMENT

     The undersigned hereby consents to the assignment by SmithKline Beecham Corporation, a Pennsylvania corporation ("SB"), to Exigent Diagnostics, Inc., a Delaware corporation ("Assignee"), of all of the rights of SB under the Agreement by and between the undersigned and SB dated as of February 28, 1996, (the "Agreement"). For purposes of this consent, "Effective Time of the Assignment" means the effective time of the closing of Assignee's purchase of the assets of SmithKline Beecham Diagnostic Systems Co., a Pennsylvania limited liability company. In executing this consent, the undersigned agrees that SB will be responsible for obligations arising under the Agreement prior to the Effective Time of the Assignment and Assignee will be responsible for any obligations arising under the Agreement after the Effective Time of the Assignment.

                                                 HAUSER.INC



                                                 By: /s/ Stephen G. Hauser
                                                    ------------------------
                                                 Name:  Stephen G. Hauser
                                                 Title: President
                                                        Hauser. Inc.

HAUSER          Proposal



                SmithKline Beecham
                Clinical Laboratories

                1201 S. Collegeville Road
                Collegeville, PA 19426
                Phone (800) 877-7478
                Fax (610)983-2040




                Point of Care Analyzer

                Product Design and Development










                Prepared for:

                Debbie Travers
                Director Medical Marketing











                September 15, 1995



                Hauser, Inc.

               SmithKline Beecham
               Point of Care Analyzer
               September 15, 1995 . P-1317






HAUSER
               Contents

               Hauser Background and Experience                               3

               Relevant Experience and Capabilities                           4

               Program Definition                                             6

               Program Assumptions                                            7

               Program Outline                                                8

               Phase 0           Applied Research: Foundational               9

               Phase 1           Concept Development                         11

               Phase 2           Applied Research: Concepts                  13
                                 (Optional)

               Phase 3           Design Refinement & Visual Mode             15

               Phase 4           Pre-Production Design                       17

               Phase 5           Prototype Fabrication                       18

               Phase 6           Multiple Prototypes - Clinical Trials       20

               Phase 7           Production Design                           21

               CAD Capability                                                22

               Program & Fee Schedule                                        23

               Terms & Conditions                                            24

               Authorization to Proceed                                      26

             SmithKline Beecham
             Point of Care Analyzer
             September 15, 1995 . P-1317




HAUSER       Hauser Background and Experience

             Hauser is built upon a solid foundation of engineering and manufacturing knowledge. Currently, Hauser takes approximately 75% of projects from product research and conceptual design through prototyping, production design and vendor sourcing and liaison. For over 30 years, Hauser has established a reputation within the medical and consumer electronics industry as a stable, highly competent product design firm that combines the appropriate degree of innovation and creativity with pragmatic design for manufacturability.

             Hauser has developed award-winning designs for the consumer and medical industries. Hauser has developed medical products, from disposables and complex medical diagnostic products, as well as point-of-care devices, for companies such as Bayer, Abbott, Johnson & Johnson, Baxter, Sherwood, Coulter, etc.

             The Hauser Medical Services organization is comprised of resources experienced in medical device design and engineering, medical user research, and medical regulations and standards. We facilitate medical clients in meeting their 1SO9000 and GMP requirements as well as meeting medical industry design and engineering standards. Hauser has research resources experienced in providing design-based user research and QFD analysis in the medical environment.

             As part of its user-centered process, Hauser offers a comprehensive user interaction design practice. Our methodology combines applied development and iterative testing, to develop and assure optimum physical and cognitive interaction with the product or system, Hauser has specific experience in the design, testing and implementation of user interfaces within medical systems. These programs have included design for multiple product platforms for domestic and international markets.

             Hauser features a full-service prototype shop, capable of producing photographic quality visual models and production-like prototypes. Hauser is capable of producing models and prototypes virtually without help from the outside. Hauser employs rapid prototyping techniques, including soft-mold casting, stereolithography, CNC, and other methods. Our facility features 2D and Unix based 3D CAD including Pro/ENGINEER and HP's 3D Solid Design Engineering Software.

             Hauser is typically asked to maintain involvement throughout the entire product development process. After the conceptualization, development of mock-ups and prototypes we often, at the option of our clients, assist in the development of the required production documentation so that the product is ready for manufacture in a timely manner.

               SmithKline Beecham
               Point of Care Analyzer
               September 15, 1995 . P-1317




HAUSER Experience and Capabilities Specifically Relevant to the Point of Care Analyzer

               Hauser has recently worked on programs similar in complexity to SKB's proposed Point of Care Analyzer device. The following is an overall view of our related experience:

                  . Hauser has developed several products related to the Point of Care Analyzer:

                          .    PPG Point of Care Blood Gas Analyzer

                          .    Several blood glucose monitors

                          . A wide variety of clinical laboratory products for Baxter, Abbott, Bayer and Becton Dickinson.

                  . Hauser has over 30 years of extensive medical product development experience including clinical and laboratory products.

                  . We are experienced in both high-volume and low-volume, plastic product design - Including disposables and instrumentation. We work well with resin manufactures and injection molders insuring the cost for molded plastic parts is optimized.

                  . Hauser's experience includes development of global products which address international variation in user interface, ergonomics and design preferences.

                  . Hauser has a user-centered approach to product development employing applied research, including:

                          . User Research in the User's Environment/User Interviews and videotape

                          .    User Concept Evaluation Testing .

                          .    Human Factors Evaluation

                          .    Our user interaction design capabilities include:

                                  .    Design for imbedded and computer
                                       interfaces

                                  .    Task analysis and usability testing

               SmithKline Beecham
               Point of Cure Analyzer
               September 15, 1995 . P-1317



HAUSER

          .    Graphic interface design

          .    Interface prototyping

          . Development, execution and analysis of iterative research and usability testing

          Smithkline Beecham
          Point of Care Analyzer
          September 15, 1995 . P-1317

HAUSER    Program Definition

          SKB has requested that Hauser, Inc. submit a proposal for the design and development of a Point of Care Diagnostic Analyzer.

          The following program has been developed in somewhat general terms since the physical size and final characertistics of the instrument will evolve as the program is underway.

          Hauser understands that we will be working with SKB marketing and engineering, as well as the staff of contract manufacturers specified by SKB. Hauser has had experience developing team relationships with other contract manufacturers in the past.

          Our design effort will focus on developing a range of possibilities for the design and user interaction design of the Point of Care analyzer that are appropriate for initial U.S., then global distribution.

          The design effort will focus on SKB's request for a functionally elegant medical device. Hauser will concentrate on product usability, including user interface design to develop a product suitable for the user and the working environment. Hauser will focus on designing an instrument that can be efficiently manufactured and assembled by the specified contract manufacturer, in the quantities and within target costs specified by SKB. Hauser will focus on appearance issues, developing appropriate overall forms, design details, color, finish and graphics that will support an appearance suitable for SKB.

          Taken from the text of Thomas H. Grove, Ph.D. letter concerning The Product Definition: "SKB is interested in developing a hand-held reflectometer/luminometer for Point of Care chemistry and immunochemistry testing. The meter would have the following characteristics:"

               .    AC/DC powered
               .    reflectometer with multiple wavelength capabilities
               .    luminescence capabilities
               .    reagents would be run on a test card inserted into the
                    device
               .    test cards would have 1-4 tests (multiple detectors)
               .    testing information would be coded on test card
               .    five line LCD
               .    serial port
               .    temperature control
               .    alpha-numeric control
               .    onboard QC
               .    inexpensive (less the $1,000 to make)
               .    error detection/diagnostics
               .    wireless transfer of data (line of sight)

          Smithkline Beecham
          Point of Care Analyzer
          September 15, 1995 . P-1317




HAUSER    Program Assumptions


          For the purposes of this proposal, Hauser has assumed the following:

          . SKB, and the contract manufacturer, will be responsible for the electrical and software engineering of the Point of Care Analyzer. Hauser will work with SKB and the contract manufacturer's engineering departments on specific engineering issues while developing our program responsibilities. Hauser will assume responsibility for the development of the user interface design, (Please Note: Hauser does not perform software code development but will work closely with programmers while developing the user interface design).

          . SKB will be responsible for the development of the disposable test cards and the associated chemistry for the Point of Care Analyzer. Hauser has had extended experience in the development of disposables and related low cost molding design configurations and assemblies. Hauser will work closely with SKB in developing the instrument design to accommodate the disposable. We would be pleased to work with SKB on the development of the disposable, if requested. The development of the disposable is not part of this proposal.

          . Hauser will have access to any pertinent marketing research known by SKB, to assist in defining the appearance and use of the Point of Care Analyzer.

          . SKB will inform Hauser of any known labeling and/or regulatory requirements for U.S. and international sale.

          . Hauser will not be responsible for performance testing and regulatory approvals for the Point of Care Analyzer.

          . For cost estimating purposes we have assumed that all of the meetings scheduled at SKB will take place at their Van Nuys facilities.

          Smithkline Beecham
          Point of Care Analyzer
          September 15, 1995 . P-1317



HAUSER    Program Outline

          This Program Outline carries the Point of Care Analyzer through conceptual design to production design. Each new phase is predicated on the development of the product during the previous phase. An overall description of the complete design program is offered at the beginning of the program to give SKB and Hauser beginning guidelines for determining the cost required to carry this project to conclusion. It can be expected, as the program moves through its various phases, the guidelines may alter. If this should be the case, the program will be modified because of new information suggested and agreed upon by SKB and Hauser.

Smithkline Beecham
Point of Care Analyzer
September 15, 1995 . P-1317



HAUSER

Phase 0                                           Applied Research: Foundational

Objective

The Hauser team will observe a sampling of typical Point of Care Analyzer target users and use environments. Hauser designers will observe, videotape and interview potential users, regarding the complete process of storing, retrieving, preparation, using and restoring the product, disposables and reagents. In addition, the purchase decision making process will be identified so that key features and benefits are prioritized prior to design. In this phase the designers will observe opportunities for innovation and problem solving first hand and prepare themselves with relevant information required to develop concept solutions in Phase 1.

Please Note Applied Research is a qualitative research program, designed to allow designers to observe and evaluate device design in the use environment. These programs are not intended as substitutes for qualitative market studies.

Procedure

 .    Prior to Start-Up Meeting

     We ask that SKB supply Hauser with any existing and applicable design, engineering and marketing documentation they may have compiled on the competition for review.

 .    Start-Up Requirements Workshop at SKB

     A project kick-off meeting will be held to introduce and understand the roles of key people involved in the project, and to discuss the product requirements, the project deliverables, and schedule. It is important to address marketing, design and manufacturing issues at this time, Attending this meeting will be representatives from SKB, the Hauser design team, and the contract manufacturer. Of specific importance will be a delineation of known components and the definition of the disposable. This information will allow Hauser begin to layout components for access and ease-of-use. In addition, this meeting is an opportunity for briefing interface designers with any existing interaction rules and task analysis, if available.

 .    Research Preparation

     Based on the target market defined by SKB, Hauser will arrange personal interviews with a sampling of 8 to 10 users, within a variety of use environments. This sampling will include laboratory personnel, as well as relevant nursing and medical staff with no experience with this type of device. Confidentiality will be a critical requirement of this process.

Smithkline Beecham
Point of Care Analyzer
September 15, 1995 . P-1317



HAUSER

 .    Contextual Inquiry

     The Hauser research team will observe and videotape the subjects as they interact with various similar products within their work environment. The subjects will also be interviewed regarding product interaction, job and environment requirements. The videotapes will be analyzed to identify requirements relating to product performance and ease-of-use.

 .    Research Documentation and Evaluation

     Based on the primary research Hauser will document its findings, identifying user issues, and potential areas for product improvements or features. Hauser recommends a simple Quality Function Deployment Matrix for documentation and analysis. In addition, a preliminary task analysis will be prepared, to guide in interaction design.

 .    Phase Review Meeting at SKB

     A meeting will be held to review the research and Hauser's evaluation of the users needs and preferences and product opportunities. This meeting will conclude Phase 0.

Deliverables:

 .    User interaction requirements document

 .    Videotapes

 .    Transcripts of key interviews

 .    Research documentation

Smithkline Beecham
Point of Care Analyzer
September 15, 1995 . P-1317



HAUSER

Phase 1                                                      Concept Development

Objective

Hauser will begin to develop preliminary design concepts based on the user research presented to SKB at the end of Phase 0.

Procedure

 .    Preliminary Design Concepts

     Based on knowledge gained from the start-up meeting and user research, Hauser will begin development of several concept designs of the Point of Care Analyzer. Each concept will be developed in quick-sketch form and solid foam volume study models to allow a better understanding of the design direction.

 .    Preliminary Layouts Developed

     Hauser will begin to develop accurate layouts on CAD to determine size and various proportions of different approaches.

 .    User Interaction Concepts

     Hauser will develop a series of rough visual models based on the User Interaction Requirements document and user research developed during Phase
     0. These rough visual models will incorporate the discoveries made, and reported on, during Phase 0. The rough visual models will be used by Hauser during Phase 2 - Applied Research: Concepts.

     Based on an initial task analysis, options will be explored for the operation protocol. It is expected that an appropriate range of display and input techniques will be explored. These concepts can then be evaluated, along with the respective cost implications of each option.

     Based on the user interaction requirements, several interaction concepts will be developed. Promising interaction concepts will be refined and presented for testing in Phase 2.

 .    Phase Review Meeting at SKB

     Hauser will present its recommended design directions to SKB. The presentation will use sketch renderings and foam study models to communicate the suggested design directions. Digitally-generated representations of the display graphics and interaction scenarios will also be presented. The outcome of the review will be a selection of an estimated three concepts for further development in Phase 2. In addition, a project schedule and budget will be reviewed. This meeting will conclude Phase 1.

Smithkline Beecham
Point of Care Analyzer
September 15, 1995 . P-1317



HAUSER

Deliverables:

 .    Task analysis

 .    Concept sketches

 .    Preliminary layouts

 .    Rough foam models for research

 .    Interaction design concepts for research

Smithkline Beecham
Point of Care Analyzer
September 15, 1995 . P-1317



HAUSER


Phase 2                                               Applied Research: Concepts

Objective

We are aware that SKB has retained a market research firm to help develop the direction the product will take in the market place. Phase 2 is intended to supplement that effort.

Hauser will have users evaluate the design concepts and rough visual models which were presented to SKB at the end of Phase 1. Hauser recommends user research at this phase to allow users to evaluate designs and interact with the design team. In addition, user interface concepts will be tested with users, allowing for the definition of an interaction concept that best satisfies the user's abilities and needs. In this phase, the interaction of the user and the immediate environment will be observed and videotaped. Users will be interviewed regarding their preferences. From this evaluation, the design team can determine a design direction preferred by the user which is based on the design's ability to meet customer needs. This design direction may be a hybrid of several design concepts.

 .    Research Preparation

     Based on the target market defined by SKB, Hauser will arrange personal interviews with a sampling of 8 to 10 users within a variety of use environments. This sampling will include laboratory personnel as well as relevant nursing and medical staff with no experience with this type of device. Confidentiality will be a critical requirement of this process.

 .    Contextual Inquiry

     The Hauser research team will observe and videotape the subjects as they interact with design and interface concepts within their work environment. The subjects will also be interviewed. The videotapes will be analyzed to identify requirements relating to performance of design and interface concepts.

 .    Research Documentation and Evaluation

     Based on the primary research Hauser will document its findings, identifying user issues, and potential areas for product improvements. Hauser recommends a simple Quality Function Deployment Concept Selection Matrix for documentation and determination of a design direction. In addition, the task analysis and user interaction guideline will be prepared, to guide the development of the user interface.

 .    Phase Review Meeting at SKB

     A meeting will be held to review the research and Hauser's evaluation of the design and interface concepts. All project team members should be present to determine a design direction that best meets user, manufacturing, marketing and performance requirements. The final design direction may be a hybrid of several design concepts, with refinements based on user needs.

Smithkline Beecham
Point of Care Analyzer
September 15, 1995 . P-1317



HAUSER

Deliverables:

 .    User interaction requirements document

 .    Videotapes

 .    Transcripts of key interviews

 .    A research report including documentation of the chosen design direction

Smithkline Beecham
Point of Care Analyzer
September 15, 1995 . P-1317



HAUSER

Phase 3                                        Design Development & Visual Model

Objective

To develop and refine a single design to a visual model level. To refine the chosen interface design using computer simulation. The design direction will require additional refinement before fabrication of a visual model.

Procedure

 .    Design Development

     Based on results of the research in Phase 2, Hauser will develop and refine the most promising concept, and then update the rough visual model to reflect those changes.

 .    Layouts Updated

     Hauser will also update the selected layout as more is learned about the internal components, and the acceptance of the selected design by the users.

 .    Preliminary Cost Analysis

     Hauser will generate a rough, ballpark, tooling and part cost estimate based on the current design. This assessment should not be construed as a formal production estimate, but as a check towards the cost targets specified by SKB at the beginning of the program. Local vendors will be our source for this, and later cost reviews.

 .    Design Documentation

     Hauser will generate a preliminary drawing package (layout and control drawings) that will be used by our model makers to fabricate the visual model. The drawings will define external dimensions and details that are important to the appearance and user interaction of the Point of Care Analyzer. Consultation with SKB's mechanical engineering staff should identify appropriate formats for CAD file transfer.

 .    Visual Model Fabrication

     Hauser will fabricate one visual model of the Point of Care Analyzer design. The model will visually represent the approved design to date and will be of such quality that it will be suitable for marketing photography. The model will not house electronics and will not be functional, however external mechanical details, such as sliding doors or hinged covers, will function. Color/finish and graphics will be applied to the model.

 .    Ul Simulation

     Hauser will generate an interactive simulation of the chosen interface design. This computer model will relay fundamental elements of the protocol in the interaction design to date. The simulation can run on a variety of platforms; it is currently envisioned on a Macintosh computer.

SmithKline Beecham
Point of Care Analyzer
September 15, 1995 . P-1317



HAUSER

 .    Phase Review Meeting at SKB

     Hauser will present the visual model and updated interface simulation at a phase review meeting to be held at SKB. This review will serve as formal definition of the industrial and interaction design freeze for the Point of Care Analyzer. This meeting will conclude Phase 3.


Deliverables:

 .    Preliminary product design

 .    Ballpark tooling and part cost analysis

 .    One visual model

 .    Updated interface simulation


Please note: Hauser recommends a concept validation market study be conducted at this time, to assure that the final design is evaluated by users before production design and tooling is started. Hauser can conduct research, if requested, and will submit a proposal at that time.

Smithkline Beecham
Point of Care Analyzer
September 15, 1995 . P-1317



HAUSER

Phase 4                                                    Pre-Production Design

Objective

The objective of this phase is to develop a pre-production documentation package that will enable Hauser to fabricate a prototype in Phase 5.

Procedure

 .    Design Modifications

     Hauser will incorporate the modifications requested by SKB at the end of the Phase 3 review meeting.

 .    Pre-Production Design

     Hauser will produce a pre-production design drawing package that will incorporate the latest design modifications. The pre-production design drawings will be used by Hauser to fabricate a final prototype of the design in Phase 5.

     Please Note: If appropriate, Hauser will execute the pre-production design via 3D solid modeling CAD platform.

 .    Camera-Ready Art

     Housing:

     Hauser will provide camera-ready artwork and files for all housing graphics and nomenclature, including corporate identity, product identity and operational graphics. It is expected that regulatory and corporate identity samples will be provided by SKB.

     Display (LCD):

     Hauser will provide camera-ready artwork and files for the custom LCD display. Graphics will incorporate the system addressing requirements specified by SKB's electronic designers and will include active variations, if any, (Active variations are graphics for animated or dynamic elements of the display not apparent in default mode(s), such as blinking or moving elements.)

 .    Review Meeting at SKB

     A meeting will be held at SKB to review the pre-production drawing package and to determine prototyping requirements for initial evaluation and for clinical submittal. This meeting will conclude Phase 4.

Deliverables

     . Preliminary production design package including housing, chassis and internal mechanical elements

     .  Housing camera-ready art

     .  LCD display camera-ready art

          Smithkline Beecham
          Point of Care Analyzer
          September 15, 1995 . P-1317


HAUSER    Phase 5                                         Prototype Fabrication

          Objective

          The objective of this phase will be to fabricate one working prototype of the Point of Care Analyzer. We are aware that ten Beta Site units are scheduled for fabrication. We have elected to address those ten units under the next phase. The single prototype developed during the phase, Phase 5 will be checked for dimensional accuracy and finally approved by SKB. Once that approval has been received, Hauser will use parts of the first prototype and create flexible rubber molds from which urethane parts will be cast for the Beta Site Units.

          Procedure

          .    Prototype Internal Components

               At the conclusion of Phase 4, SKB, Hauser and the contract manufacturer, will finalize definition of the internal operating components. This will include electronic assemblies and any mechanical or system-specific components. Working or representative samples, of unavailable internal components will be provided by Hauser.

          .    Prototype Fabrication

               Hauser will fabricate one prototype housing capable of accepting SKB's and the contract manufacturer's internal components. The prototype materials will resemble, as closely as possible, production solutions. The prototype can be used to test and evaluate engineering details, mechanical details and internal component fit checks. The prototype cannot survive impacting or flame testing.

               Please Note: If 3D solids CAD platform is utilized for the design documentation, Hauser may execute the prototype housing originals via rapid prototyping techniques. Such prototype components provide an optimum design check, given their design fidelity, and closely approximate mechanical properties of injection-molded parts. External vendor costs for these services are indeterminable before design and are, therefore, not included in this proposal. This prototype may also serve as a pattern for production of multiple prototypes.

          .    Review Meeting at SKB

               A meeting will be held at SKB to deliver the prototype. SKB, Hauser and the contract manufacturer will evaluate the prototype in relation to fit checks, user interaction and manufacturability. Formal mechanical or regulatory testing of the prototype is not included in this proposal. This meeting will conclude Phase 5.

            Smithkline Beecham
            Point of Care Analyzer
            September l5, 1995 . P-1317


HAUSER      Deliverables

            .    One Point of Care Analyzer prototype

            .    Modified design package

          Smithkline Beecham
          Point of Care Analyzer
          September 15, 1995 . P-1317

HAUSER    Phase 6                         Multiple Prototypes - Clinical Trials

          Objective

          SKB has determined they will need ten (10) functional prototypes for clinicals in the second quarter, 1996...according to the POCT Product Development Plan we have been reviewing. The date may change. The process outlined here should not. We have not estimated this phase at this time.


          Procedure

          .    Prototype #1 As a Master Pattern

               Whether the parts are hand fabricated, CNC'd, or stereolithed, the first set can become master patterns, from which rubber molds can be made, and the ten Beta units can be cast from urethane. These will become the clinical information-gathering units, we assume.


          Deliverables

          . Functional pre-production prototypes for clinical information gathering at ten Beta sites.

          Smithkline Beecham
          Point of Care Analyzer
          September 15, 1995 . P-1317

HAUSER    Phase 7                                            Production Design

          Objective

          After evaluation of prototype #1, Hauser will complete the pre-production documentation bringing the complete housing package to a production level, suitable for release to SKB, and eventual release to the contract manufacturer for implementation.

          Procedure

          .    Design Revisions

               Hauser will document all changes from the outcome of the prototype evaluation. It is assumed, for the purposes of this proposal, that the changes will be minimal. Should it be determined that a major revisions need to take place, Hauser will evaluate the change's effect on cost and schedule.

          .    Production Design Documentation

                    Production Drawing Package
                    Part drawings and assembly drawings will be upgraded to a level suitable for release to SKB and U. S. Medical.

                    Bill of Materials
                    Included in this documentation package will be a Bill of Materials that will describe all of the parts that make up the exterior housing and internal mounting brackets for the analyzer.

                    Camera-Ready Art:
                    Required updates will be added to the housing and display camera-ready art.

          .    Vendor Quotations

               Hauser will assist SKB and the contract manufacturer in acquiring production quotes for tooling and part costs, lead time schedules, etc.

          .    Phase Review Meeting

               Delivery of the production documentation package will conclude Phase 7. SKB will be asked by Hauser to approve the documentation package.

          Deliverables:

          .    Production drawing package

          .    Bill of Materials

          .    Production artwork

          .    Color and graphic specification

          Smithkline Beecham
          Point of Care Analyzer
          September 15, 1995 . P-1317



HAUSER
          CAD Capability

          Software:

          SGH has several CAD software platforms available. The platform to be used is based on the nature of the design and the requirements of the project. We maintain the latest releases of the following applications:

          Pro/ENGINEER             Full 3-D solid modeling software (Unix Based)

          Hewlett Packard          Full 3-D solid modeling software (Unix Based)
          Solid Designer

          Hewlett Packard ME 10    2-D drafting software (Unix Based)

          AutoCAD                  2-D drafting and 3-D wire frame
                                   software (DOS based)

          Ashlar Vellum            2-D drafting and 3-D wire frame
                                   software (Macintosh)

           Smithkline Beecham
           Point of Care Analyzer
           September 15, 1995 . P-1317

HAUSER     ....................................................................
           Program & Fee Schedule

           ....................................................................
           Phase 0                          Time              Estimate

           Applied Research: Foundational   3-4 weeks         $ 13,500

           ....................................................................
           Phase 1                          Time              Estimate

           Concept Development              5-6 weeks         $22,500 - $27,000

           ....................................................................
           Phase 2                          Time              Estimate

           Applied Research: Concepts       3-4 weeks         $36,000 - $39,000

           ....................................................................
           Phase 3                          Time              Estimate

           Design Development                6-7 weeks        $45,000 - $55,000
           & Visual Model

           ....................................................................
           Phase 4                          Time              Estimate

           Pre-Production Design            5-6 weeks         $28,000 - $33,000

           ....................................................................
           Phase 5                          Time              Estimate

           Prototype Fabrication            To be determined

           ....................................................................
           Phase 6                          Time              Estimate

           Multiple Prototypes              To be determined

           ....................................................................
           Phase 7                          Time              Estimate

           Production Design                To be determined

           Smithkline Beecham
           Point of Care Analyzer
           September 15, 1995 . P-1317

HAUSER
           Terms & Conditions

          . Hauser, Inc. will invoice at the end of each month or at the end of a phase, whichever occurs first; invoices are due 15 days from the invoice date and Hauser allows a 7 day grace period. If payment is not received 22 days after date of invoice, Hauser has the option to discontinue all project-related activities until the invoice is paid in full. Hauser will be released from all commitments to delivery dates should this occur.

               If two invoices throughout the course of a project exceed the 22 day limit, Hauser has the option to re-evaluate payment terms to a COD or pre-payment basis.

          . Hauser requires that a purchase order be issued at the beginning of each phase as that phase is approved by both parties.

          . At times a purchase order cannot be generated quickly enough to maintain critical project schedule requirements. In this case, Hauser will provide the client an "Authorization to Proceed" document that must be signed by an authorized member of the client's company before work can continue.

          . Hauser requires an advance be paid at the beginning of the project and will provide the client with an invoice for the advance. Hauser has the option not to commence work until the advance is received. The entire amount of the advance will be deducted from the final invoice at the conclusion of the project.

          . Invoices covering authorized travel for Hauser staff will be submitted for payment immediately and separately following such travel. Travel time is billed at 50% rate. Out-of-pocket travel expenses including airfare and accommodations are not included in the fee schedule. Travel expenses are billed at cost.

          . Market research expenses for facility rentals, videotaping, and payment for participants are not included in the fee schedule.

          . All anticipated meetings have been included in this estimate. If additional meetings are requested, it may result in a WCO (Work change order).

          . All designs and concepts conceived by Hauser under the terms of this agreement shall become the property of the client upon payment of the final invoice. Hauser will not knowingly infringe upon the rights of another patent. Hauser will cooperate with the client to help secure patent rights at the client's expense.

          . Sales tax will be in addition to the Fee Schedule and is applicable to the Prototype Fabrication. Production Design and Graphic Artwork phases, for California companies only.

          . The Fee Schedule does not include materials (blueprints, model supplies, long distance phone calls, etc.) or outside services (graphic services, sheet metal fabrication. etc.) required for the project.

          . Materials and Outside Services (M&OS) will be billed at cost plus 15%. M&OS costs are generally 3-5% of design phases and 10-20% of phases that involve model building and prototyping. The actual costs are dependent upon the scale and complexity of each project.

          . Prototypes are a part of most product design projects. It must be understood that the prototype will address the functional requirements of the design, but may not resolve issues that only become evident after the prototype is fabricated and evaluated. Modifications to the design may be required under a WCO for an additional phase before the project can resume.

          Smithkline Beecham
          Point of Care Analyzer
          September l5, 1995 . P-1317


HAUSER
          . If the client or Hauser requests activities that constitute a change of scope from this proposal, or if information is discovered by either party that increases the complexity of the program. Hauser will generate a WCO that will be presented to the client for approval. Hauser will not proceed with change of scope requests until a WCO is signed by the client. A delay in approval may impact the program's schedule.

          . To the best of Hauser's knowledge, all designs and concepts conceived by Hauser under the terms of this Agreement do not infringe any United States patent or patent of another nation. However, Hauser does not represent or warrant that such designs will not infringe any United States patent or patent of another nation or subsequently issued patent and Hauser expressly disclaims any liability for any such patent infringement. Note: at client's option and expense, Hauser, through its outside patent counsel, can perform a patent search to provide some assurances that designs and concepts conceived under the terms of this agreement do not infringe any issued United States or other nation's patent.

          . Client agrees to indemnify and hold Hauser harmless from and against any liability for any third party claim or suit for injury and/or damage based on any alleged defect in any product or material supplied by client to Hauser, unless such injury and/or damage was due in whole or in part to any negligent or improper act or omission of Hauser or any employee or agent thereof.

          . Client additionally agrees to indemnify and hold Hauser harmless from and against any liability for any third party claim or suit for injury and/or damage based on any alleged defect in any product or material sold by client and manufactured by or for client utilizing any information or services provided by Hauser to client on this project. Client's obligation under this paragraph shall be contingent upon Hauser giving client prompt notice of any such claim and/or suit, the right to conduct and control the defense thereof, with the right to defend or settle, and cooperation of Hauser in any such defense.

               Please consider this proposal good for 30 days.

          Smithkline Beecham
          Point of Care Analyzer
          September 15, 1995 . P-1317


HAUSER
          Authorization to Proceed

          To initiate the first phase of the program outlined in this proposal, Hauser requires a purchase order, a signed Authorization to Proceed, and an advance in the amount of $8,000.

          If the processing of a purchase order will delay a critical start date, Hauser will start work upon receipt of the advance and this form, signed by an authorized employee. A purchase order must be received within five days of the project start for work to continue. For each subsequent phase, a signed Authorization to Proceed, a purchase order, and an advance must be received before work can continue.

          This document will confirm that Hauser has authorization to proceed on the work outlined in the first phase of this proposal.



          -----------------------------------------------
          Authorization Signature


          -----------------------------------------------
          Title


          -------------------
          Date




          -----------------------------------------------
          Hauser, Inc.


          -------------------
          Date